Exhibit 16.1

[LETTERHEAD OF KLJ & ASSOCIATES, LLP]



March 8, 2017

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

We have read the statements of Lithium Corporation, pertaining to our firm included under Item 4.01 of Form 8-K dated February 7, 2017 and agree with such statements as they pertain to our firm.

Sincerely,


/s/ KLJ & Associates, LLP
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